UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2026

PREMIER AIR CHARTER HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56312	99-0385465
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2006 Palomar Airport Road, Suite 210, Carlsbad, California 92011

(Address of principal executive offices) (Zip Code)

858-239-0788

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accountant standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed in the Annual Report on Form 10-K of Premier Air Charter Holdings Inc. (the “Company”) for the fiscal year ended December 31, 2025, the Company’s wholly owned operating subsidiary, Premier Air Charter, Inc. (“Premier”), operated two Cessna Citation CJ3 aircraft (together, the “CJ3 Aircraft”), under (i) an Exclusive Aircraft Lease Agreement dated December 18, 2024 between AB Jet Co I, LLC and Premier, as amended by Amendment No. 1 to Exclusive Aircraft Lease Agreement dated June 5, 2026 (as so amended, the “N795KF Lease”), and (ii) an Exclusive Aircraft Lease Agreement dated December 27, 2024 between AB Jet Co VI, LLC and Premier, as amended by Amendment No. 1 to Exclusive Aircraft Lease Agreement dated June 5, 2026 (as so amended, the “N973CG Lease” and, together with the N795KF Lease, the “CJ3 Leases”). AB Jet Co I, LLC and AB Jet Co VI, LLC are referred to together as the “Lessors.” The CJ3 Leases provided for monthly rent, and the June 5, 2026 amendments provided for, among other things, an adjusted monthly rent, the repayment by Premier of a principal balance of previously accrued and unpaid amounts (the “Principal Balance”) in installments under an agreed payment schedule, a forbearance by the Lessors with respect to then-existing defaults, and a covenant by Premier to keep the engine maintenance programs applicable to the CJ3 Aircraft current and in good standing.

On September 23, 2026, each Lessor delivered to Premier a written notice of default under the applicable CJ3 Lease, asserting that Premier had failed to make certain required payments of rent and of installments of the Principal Balance and had failed to keep the applicable engine maintenance programs current, and affording Premier five business days from receipt to cure. The notices asserted that Premier owed AB Jet Co I, LLC approximately $249,416 and owed AB Jet Co VI, LLC approximately $265,141. The notices further asserted that approximately $129,797 was owed to Williams International and Textron Aviation under the engine and parts programs applicable to N795KF and approximately $137,044 was owed to Williams International under the engine program applicable to N973CG. Premier did not cure the asserted defaults within the cure period.

On October 1, 2026, the Lessors terminated the CJ3 Leases and retook possession of the CJ3 Aircraft Premier and the Lessors agreed to terminate the CJ3 Leases and Premier returned the CJ3 Aircraft to the Lessors, and the CJ3 Aircraft were removed from Premier’s FAA Part 135 air carrier certificate effective October 1, 2026.

Termination of the CJ3 Leases does not relieve Premier of its obligation to pay the amounts described above, and the Lessors have reserved all rights and remedies under the CJ3 Leases, including the right to declare the entire remaining Principal Balance, together with accrued and unpaid interest, immediately due and payable. See Item 2.04 below. Other than as described in this Item 1.02 and in Item 2.04, no early termination penalties were incurred by the Company in connection with the termination of the CJ3 Leases. The Company is in discussions with the Lessors regarding the resolution of the outstanding amounts, and no assurance can be given that those discussions will result in an agreement.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.02 of this Current Report on Form 8-K is incorporated by reference into this Item 2.04. Under Section 5 of each of the June 5, 2026 amendments to the CJ3 Leases, Premier’s failure to cure an amendment default or repayment default within the five business day cure period permits the applicable Lessor, without further notice, to declare the forbearance terminated, to treat the previously existing defaults as immediately enforceable, to declare the entire Principal Balance, together with accrued and unpaid interest, immediately due and payable, to terminate the applicable CJ3 Lease, and to repossess the applicable aircraft.

As of the date of this report, the aggregate amount claimed by the Lessors to be due and payable under the CJ3 Leases, including the accelerated Principal Balance, accrued interest and the unpaid rent described in Item 1.02, is approximately $514,557, consisting of approximately $249,416 under the N795KF Lease and approximately $265,141 under the N973CG Lease. These amounts do not include the approximately $266,842 asserted by the Lessors to be owed by Premier to Williams International and Textron Aviation under the engine and parts programs applicable to the CJ3 Aircraft, which the Company disputes in part. The Company had previously recorded the Principal Balance as a liability on its balance sheet. The Company’s obligations under the CJ3 Leases are not guaranteed by the Company and are not cross-defaulted to the Company’s other aircraft leases or indebtedness.

Item 2.05. Costs Associated with Exit or Disposal Activities.

As a result of the return of the CJ3 Aircraft and the termination of the management arrangement for the CJ2 aircraft described in Item 8.01 below, Premier no longer operates any Cessna Citation CJ-series aircraft. On October 2, 2026, management of the Company committed to a reduction in force under which five of Premier’s ten Citation CJ-rated pilots will be separated from employment and the remaining five will be retrained and transitioned to other aircraft types in Premier’s fleet. The reduction in force reduces the Company’s workforce from 42 to 37 employees, or approximately 12%. The separations are expected to be completed by October 2, 2026.

The Company currently estimates that it will not incur any material pre-tax charges of in connection with the reduction in force. The Company does not expect to record any material impairment charges as a result of the return of the CJ3 Aircraft, because the CJ3 Aircraft were leased on a month-to-month basis and no long-lived assets of the Company are associated with them. The estimates set forth above are preliminary and subject to change, and the actual amounts may differ materially.

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 6, 2026, Vincent Monteparte notified the Company of his resignation as Chairman of the Board of Directors of the Company (the “Board”), effective immediately. Mr. Monteparte also resigned as a member of the Board, and from all other positions he held with the Company and its subsidiaries, effective as of the same date. In connection with his resignation, Mr. Monteparte ceased to be an employee of the Company and his salary was discontinued, effective October 6, 2026. Mr. Monteparte is not entitled to any severance or other payments in connection with his resignation.

Mr. Monteparte’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d) On October 8, 2026, the Board appointed Kyle McCollum as a director of the Company to fill the vacancy on the Board created by Mr. Monteparte’s resignation, and elected Mr. McCollum as Chairman of the Board, in each case effective immediately. Mr. McCollum will serve as a director until the next annual meeting of stockholders of the Company and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. As of the date of this report, Mr. McCollum has not been appointed to serve on any committee of the Board.

Mr. McCollum, age 43, served as Chief Financial Officer of Dalrada Financial Corporation (OTC: DFCO), a diversified holding company with operations in clean energy, health, technology and precision manufacturing, from May 1, 2021 until his resignation on October 31, 2025. From May 2019 to May 2020, Mr. McCollum served as Senior Vice President of Corporate Finance and Corporate Secretary of Better Choice Company Inc. (ticker: BTTR), a publicly traded pet health and wellness company which was subsequently acquired by SRX Global Inc. (ticker: SRXH). At Better Choice Company, he assisted with the mergers of Bona Vida, Inc. and TruPet LLC into Better Choice Company Inc. and with its acquisition of Halo, Purely for Pets. In 2018, Mr. McCollum helped form Bona Vida, Inc., a pet CBD company, and served as its Chief Financial Officer until its merger into Better Choice Company Inc. in May 2019. From 2013 to 2017, Mr. McCollum was Chief Financial Officer of Das & Co., a New York-based family office, where he was responsible for accounting, tax, audit, portfolio valuation, asset management, financial and investment reporting and operations for Landmark Banyan Real Estate Fund, a $200 million India real estate fund, and served as Chief Operating Officer of Das & Co.’s holding and operating subsidiaries. Earlier in his career, Mr. McCollum served as Director of Finance of 29th Street Capital, a California-based real estate investment firm, and as Director of Finance and Corporate Compliance of Fletcher Robbe International Attorneys at Law, an international transactional and securities law firm, where he focused on complex finance transactions, mergers and acquisitions and securities matters, including the cross-listing of foreign-listed public companies on U.S. exchanges. Mr. McCollum holds a Bachelor of Science degree and a Master of Accountancy degree from the University of Montana and is a licensed Certified Public Accountant.

There is no arrangement or understanding between Mr. McCollum and any other person pursuant to which he was appointed as a director or elected as Chairman of the Board. There are no family relationships between Mr. McCollum and any director or executive officer of the Company. Mr. McCollum has not been a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Except as described below, in connection with his appointment, the Company has not entered into any compensatory arrangement with Mr. McCollum, and no material plan, contract or arrangement to which Mr. McCollum is a party or in which he participates was entered into or materially amended in connection with his appointment. If the Board subsequently approves compensation for Mr. McCollum’s service as a director or Chairman of the Board, including any equity award under the Company’s Policy on Granting Equity Awards, the Company will disclose the material terms of that arrangement in an amendment to this Current Report on Form 8-K within four business days after the terms are determined. Mr. McCollum current has consulting arrangement with the Company where he provides CFO advisory services.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the timing and completion of the reduction in force, the estimated costs and charges associated with it, the resolution of the amounts claimed by the Lessors, the expected effect of the fleet reduction on the Company’s revenue and operating costs, the Company’s plans with respect to its fleet and personnel, any compensatory arrangements with Mr. McCollum in connection with his service as a director and Chairman of the Board, and any engagement of Mr. Monteparte or the broker-dealer with which he is associated to provide services to the Company. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including the outcome of the Company’s discussions with the Lessors, the Company’s ability to pay the amounts claimed by the Lessors and its other obligations as they become due, the Company’s liquidity and its ability to continue as a going concern, demand for charter services on the Company’s remaining aircraft, and the other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and its subsequent Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statement, except as required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER AIR CHARTER HOLDINGS INC.

Date: October 13, 2026	By:	/s/ Sandra Bonar
	Name:	Sandra Bonar
	Title:	Chief Executive Officer

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